©2025 eHealthInsurance Services, Inc. Q2 2025 Financial Results 1

©2025 eHealthInsurance Services, Inc. 2 Safe Harbor Statement Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this presentation include, but are not limited to, the following: our expectations regarding our business, industry, regulatory and market trends, including market opportunity, consumer demand and our competitive advantage; our estimates regarding membership, enrollment growth and acquisition costs; our estimates regarding lifetime value of commissions receivable and receivable collection; our expectations regarding our technological and digital capabilities; regulatory changes and their expected impact on seasonality, and enrollments, including dual-eligible enrollments; our efforts to prepare for the annual enrollment period, our investments in branding, technology and operational initiatives, including artificial intelligence (AI) capabilities and retention initiatives, and the expected impact of these investments on our business; our expectations regarding answer rates, quality and efficiency with the AI capabilities; our 2025 strategic objectives, including our business and growth strategy, branding strategy, member retention strategy, our telesales organization strategy, AI and digital technology strategy, carrier relationships strategy and diversification strategy, and our ability to achieve such strategic objectives; our financial strategies and our ability to achieve our financial targets, including our updated 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for and the expected impact of positive net adjustment revenue on our 2025 annual guidance; and other statements regarding our future operations, financial condition, prospects and business strategies. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include those set forth in our filings with the Securities and Exchange Commission, including our latest Form 10-Q and 10-K. The forward-looking statements in this presentation are based on information available to us as of today, and we disclaim any obligation to update any forward-looking statements, except as required by law. Non-GAAP Information This presentation includes both GAAP and non-GAAP financial measures. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable GAAP financial measures is available in the Appendix to this presentation. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

©2025 eHealthInsurance Services, Inc. 3 Q2 2025 Earnings Highlights  Q2 2025 total revenue of $60.8 million decreased 8% YoY and was ahead of internal expectations. The decline was driven primarily by lower Medicare approved members as a result of the recent regulatory changes that limit dual-eligible beneficiaries from switching plans outside of the main enrollment periods, partially offset by higher positive net adjustment revenue, or tail revenue.  Completed quarterly LTV refresh, which contains important data from the latest AEP/OEP cycle. Member retention remained within expectations, reflecting efforts of our customer loyalty team and growing contribution from our direct branded channels.  Q2 2025 total operating costs and expenses decreased 11% to $83.8 million compared to $93.8 million in Q2 2024 primarily due to a 24% reduction in Medicare segment variable marketing and advertising spend, while customer care & enrollment costs were relatively flat.  Q2 2025 GAAP net loss of $17.4 million improved $10.6 million, compared to Q2 2024 GAAP net loss of $28.0 million.  Q2 2025 adjusted EBITDA(1) of $(14.1) million compared to Q2 2024 adjusted EBITDA(1) of $(15.5) million.  Cash, cash equivalents and marketable securities of $105.2 million as of June 30, 2025, reflecting strong cash collections from new Medicare enrollments. eHealth delivered a strong quarter with results that exceeded internal expectations. The company also began the critical preparation process for the Medicare Annual Enrollment Period (AEP). (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.

Q2 2025 Revenue and Profitability Reflect Recent Changes in Dual-Eligible Regulations

Q2 '25 revenue reflects a more pronounced seasonality that is expected to shift some dual-eligible enrollment volume from Q2 & Q3 into Q4.

Earnings were ahead of internal expectations reflecting fixed and variable cost discipline and enhancements to our telesales organization.


Revenue ($, MM)
$65.9
(8%)
$60.8
Q2-FY24
Q2-FY25


GAAP Net Loss ($, MM)
($28.0)
($17.4)
Q2-FY24
Q2-FY25


Adjusted EBITDA(1) ($, MM)
($15.5)
($14.1)
Q2-FY24
Q2-FY25

(1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.

©2025 eHealthInsurance Services, Inc. eHealth | 4

©2025 eHealthInsurance Services, Inc. Medicare segment revenue declined 2% YoY driven by lower Medicare submissions.(1) Segment profitability reflects tail revenue, lower enrollment volume, and a 24% YoY decline in Medicare segment variable marketing & advertising spend. Total acquisition cost per MA-equivalent(1) approved member experienced a modest 3% increase YoY. 5 Q2 2025 Medicare Segment Performance (1) Segment profit is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, impairment, restructuring and other charges, and other income (expense), net. $59.2 $58.1 Q2-FY24 Q2-FY25 Medicare Segment Revenue ($, MM) (2%) $15.2 $19.1 Q2-FY24 Q2-FY25 Medicare Segment Gross Profit ($, MM) 26% 50,335 41,138 Q2-FY24 Q2-FY25 Medicare Submissions(1) $1,056 $1,087 Q2-FY24 Q2-FY25 Total Acquisition Cost per MA- equivalent(1) Approved Member 3% (1) (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. (18%)

©2025 eHealthInsurance Services, Inc. $457 $423 $599 $664 Q2-FY24 Q2-FY25 Total Acquisition Cost per MA- equivalent(1) Approved Member CC&E expense per MA-equiv. approved member Variable marketing cost per MA-equiv. approved member (1) Segment profit is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, impairment, restructuring and other charges, and other income (expense), net. $927 $934 Q2-FY24 Q2-FY25 MA LTV ($)Q2 variable marketing cost per MA-equivalent(1) approved member decreased 7%, driven by favorable channel mix and strong conversion rates. CC&E expense per MA- equivalent(1) approved member increased 11%, reflecting amplified seasonality, which drove lower enrollments per advisor. We also started to scale our telesales organization ahead of the AEP. 6 Medicare Unit Economics Show Heightened Seasonality and Consistent LTV Performance 1% 11% (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. (7%) $1,087$1,056 3% (1) (1)

AEP Preparation is Well Underway

Sales & Marketing

- Rolled out an enhanced sales org structure that blends full-time and seasonal career advisors, improving scalability and cost efficiency
- Continued to **build distinct consumer brand** through authentic, unscripted beneficiary stories
- Expanded our branded voice to our online unassisted platform

Technology

- Successfully piloted **AI-powered voice agents** in Q2; plan to scale during AEP with a goal of achieving material improvements in answer rate
- Advanced efforts to streamline and simplify the user experience across our digital enrollment platform, enhancing conversion and customer satisfaction

Retention

- Leveraged insights from the most recent AEP cohort, which is demonstrating higher YTD retention compared to its predecessor
- Completed ROI analysis of key retention initiatives to enable more targeted and cost-effective loyalty campaigns
- Enhanced our data-driven outreach to beneficiaries impacted by plan changes

©2025 eHealthInsurance Services, Inc.
eHealth | 7

©2025 eHealthInsurance Services, Inc. FY25 Strategic Objectives 1. Continue to grow our distinct consumer brand across all direct marketing channels and beyond our Medicare Advantage products. 2. Evolve and optimize consumer-centric retention efforts from policy submission to effectuation and through subsequent renewals with a goal to improve member-level retention on the eHealth platform. 3. Continue to optimize our telesales organization by providing advisors with industry-leading brand support, training programs, career development opportunities, and technological tools. 4. Advance our AI and digital technology leadership to better serve all key eHealth stakeholders. 5. Strengthen and expand our carrier relationships which are critical to both our choice and dedicated models. 6. Invest in existing capabilities beyond MA agency to pursue targeted diversification, with a goal of building profitable scale, fully leveraging our distribution platform year-around, and mitigating risk. 8

©2025 eHealthInsurance Services, Inc. 9 FY25 Guidance  We are updating our previously issued guidance ranges for FY 2025. Guidance includes an updated estimate for positive net adjustment revenue in the range of $29 to $32 million, compared to the prior range of $11 to $20 million. (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. 2025 Full Year Guidance Original Range (in millions) Updated Range (in millions) Total Revenue $510 – $550 $525 - $565 GAAP Net Income (Loss) ($10) – $15 $5 - $26 Adjusted EBITDA(1) $35 – $60 $55 - $75 Operating Cash Flow ($25) – $10 unchanged

©2025 eHealthInsurance Services, Inc. Appendix 10

©2025 eHealthInsurance Services, Inc. 11 Definitions Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved members. Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department. MA-equivalent approved members is calculated by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented. Non-GAAP financial measures within this presentation are defined as follows: • Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock- based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

©2025 eHealthInsurance Services, Inc. 12 Reconciliation of GAAP to Non-GAAP Financial Measures (1) Refer to slide 11 for definitions of our non-GAAP financial measures.

©2025 eHealthInsurance Services, Inc. 13 Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA (1) Refer to slide 11 for definitions of our non-GAAP financial measures.